EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Fixed Income Securities Funds
File Number: 811-2368
Registrant CIK Number: 00001064444

Sub-Item 77Q3

(a)(i) The  Registrant  has not included the  disclosure  required by paragraph
(a)(i) of the Instruction to Sub-Item 77Q3 of Form N-SAR because such disclosure applies to annual and semi-annual reports, including transition reports, on Form N-SAR filed for periods ending after August 29, 2002 (the "Effective Date"), and this Form N-SAR is being filed for periods ending on or before the Effective Date. See "Certification of Disclosure in Companies' Quarterly and Annual
Reports,"   Investment   Company  Act  Release  No.  25722   (August  28,  2002)
[hereinafter   "Release   No.   25722"].

(a)(ii) There were no significant changes in Registrant's internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

(a)(iii) The certifications below do not include items numbered 4, 5 and 6 as required by paragraph (a)(iii) of the Instruction to Sub-Item 77Q3 of Form N-SAR because these items apply to annual and semi-annual reports, including transition reports, on Form N-SAR filed for periods ending after the Effective Date, and this Form N-SAR is being filed for periods ending on or before the Effective Date. See Release No. 25722.

                                 Exhibit 77Q3-1

                                 CERTIFICATIONS

I, JOHN J. BRENNAN, certify that:

1. I have reviewed this report on Form N-SAR of Vanguard Fixed Income Securities Funds;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.

Date: September 26, 2002

                                                 /S/ JOHN J. BRENNAN
                                                 -------------------
                                                 CHIEF EXECUTIVE OFFICER


                                 CERTIFICATIONS

I, THOMAS J. HIGGINS, certify that:

1. I have reviewed this report on Form N-SAR of Vanguard Fixed Income Securities Funds;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the financial information included in this report, and the financial statements on which the financial information is based, fairly present in all material respects the financial condition, results of operations, changes in net assets, and cash flows (if the financial statements are required to include a statement of cash flows) of the registrant as of, and for, the periods presented in this report.

Date: September 26, 2002

                                                 /S/ THOMAS J. HIGGINS
                                                 ---------------------
                                                 TREASURER

                                 Exhibit 77Q3-2

Registrant Name: Vanguard Fixed Income Securities Funds
File Number: 811-2368
Registrant CIK Number: 00001064444
Series:4 Vanguard Short-Term Corporate Fund

Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 23, 2002, and September 20, 2002.

                                 Exhibit 77Q3-3

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $221907
2. Dividends for a second class of open-end company shares                                                          $59352
3. Dividends for a third class of open-end company shares                                                           $11792

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.301
        2. Dividends from a second class of open-end company shares                                                 $0.305
        3. Dividends from a third class of open-end company shares                                                  $0.307


Item 74

U)      1. Number of shares outstanding                                                                              766545
        2. Number of shares outstanding for a second class of shares of open-end company shares                      219017
        3. Number of shares outstanding for a third class of shares of open-end company shares                       36466

V)      1. Net asset value per share (to the nearest cent)                                                          $10.65
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                $10.65
        3. Number of shares outstanding for a third class of shares of open-end company shares                      $10.65


                                 Exhibit 77Q3-4